UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

July 23, 2006

Date of Report (Date of earliest event reported)

Shurgard Storage Centers, Inc.

(Exact name of registrant as specified in charter)

Washington	001-11455	91-1603837
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

1155 Valley Street, Suite 400

Seattle, Washington 98109-4426

(Address of principal executive offices) (Zip Code)

(206) 624-8100

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

In accordance with that certain Agreement and Plan of Merger, dated as of March 6, 2006, by and among Shurgard Storage Centers, Inc. (“Shurgard”), Public Storage, Inc. (“Public Storage”) and ASKL Sub LLC (the “Merger Agreement”), on July 23, 2006, Shurgard issued notice that it will redeem all outstanding shares of its 8.7% Series C Cumulative Redeemable Preferred Stock, par value $0.001 per share (the “Series C Preferred Stock”) and all outstanding shares of its 8.75% Series D Cumulative Redeemable Preferred Stock, par value $0.001 per share (the “Series D Preferred Stock”), on August 22, 2006, provided that certain conditions in the Merger Agreement have been satisfied by that date. The redemption notices for the Series C Preferred Stock and Series D Preferred Stock are attached as Exhibits 99.1 and 99.2 to this report, respectively, and are incorporated herein by reference.

In addition, on July 24, 2006, Shurgard and Public Storage issued a joint press release announcing that each has established a meeting date of August 22, 2006 for its meeting of shareholders. The full text of the press release is attached as Exhibit 99.3 to this report and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description
99.1	Notice of Redemption of 8.7% Series C Cumulative Redeemable Preferred Stock, dated July 23, 2006

99.2	Notice of Redemption of 8.75% Series D Cumulative Redeemable Preferred Stock, dated July 23, 2006

99.3	Press Release dated July 24, 2006

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Shurgard Storage Centers, Inc.

Dated: July 24, 2006	By:	/s/ Jane Orenstein
	Name: Title:	Jane Orenstein Vice President and General Counsel